Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 8, 2022, with respect to the consolidated financial statements of indie Semiconductor, Inc., incorporated herein by reference and to the references to our firm under the headings “Experts” in the prospectuses.

/s/ KPMG LLP

Irvine, California

August 26, 2022